As filed with the Securities and Exchange Commission on June 9, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Aon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3051915
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 East Randolph Street, Chicago, Illinois 60601, (312) 381-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

D. Cameron Findlay

Executive Vice President and General Counsel
Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

(312) 381-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Michael T. Kohler, Esq.
Sidley Austin LLP
787 Seventh Avenue New York, New York 10019
(212) 839-5300

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Preferred Stock, par value $1.00 per share
Common Stock, par value $1.00 per share
Share Purchase Contracts
Share Purchase Units
Guarantees

(1)             An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)             Deferred in reliance upon Rule 456(b) and Rule 457(r), except for $28,202 that has already been paid with respect to $117,776,000 aggregate initial offering price of securities of the Registrant that were previously registered pursuant to Registration Statement No. 333-74364, which was filed on December 3, 2001, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

Aon Corporation

Debt Securities
Preferred Stock
Common Stock
Convertible Securities
Share Purchase Contracts
Share Purchase Units
Guarantees

We will describe the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

Our executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601, and our telephone number is (312) 381-1000.

Our common stock is listed on the New York Stock Exchange under the symbol “AOC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.”  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

The date of this Prospectus is June 9, 2006.

TABLE OF CONTENTS

About This Prospectus	3
Where You Can Find More Information	3
Information Concerning Forward-Looking Statements	4
The Company	5
Use of Proceeds	5
Ratios	5
Description of Debt Securities	6
Description of Preferred Stock and Common Stock	16
Description of the Share Purchase Contracts and the Share Purchase Units	18
Description of Guarantees	18
Plan of Distribution	19
Validity of Securities	21
Experts	21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may offer the debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees described in this prospectus in one or more offerings. In this prospectus we will refer to the debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees collectively as the “securities.”  We use the terms “Aon Corporation,” “Aon,” “the Company,” “we,” “us” and “our” to refer to Aon Corporation, unless the context otherwise requires. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about Aon Corporation and its subsidiaries at our Web site at http://www.aon.com. The information on our web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial filing of the registration statement until we complete our sale of the securities to the public (other than information in such filings that were furnished, under applicable SEC rules, rather than filed):

•       Annual Report on Form 10-K for the year ended December 31, 2005;

•       Quarterly Report on Form 10-Q for the quarters ended March 31, 2006;

•       Current Reports on Form 8-K dated February 8, 2006, March 16, 2006, April 12, 2006 and May 18, 2006; and

•       The description of Aon Corporation’s common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation’s Current Report on Form 8-K dated April 23, 1987 and Current Report on Form 8-K dated May 9, 2000.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Aon Corporation
200 East Randolph Street
Chicago, Illinois  60601
Attention:  Corporate Secretary
Telephone: (312) 381-1000

You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement and in any pricing supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since that date. We are not making an offer of the securities in any state where the offer or sale is not permitted.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written or oral statements made from time to time by the Company may contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect our ability to borrow funds; funding of our various pension plans; changes in the competitive environment; our ability to implement restructuring initiatives and other initiatives intended to yield cost savings; our ability to execute the stock repurchase program; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; changes in revenues and earnings due to the elimination of contingent commissions; other uncertainties surrounding a new compensation model; the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors and federal regulators; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies; the difference in ultimate paid claims in our underwriting companies from actuarial estimates; and other factors disclosed under “Risk Factors” incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

THE COMPANY

Aon Corporation, through its various subsidiaries worldwide, serves its clients through three operating segments:

•       Risk and Insurance Brokerage Services acts as an advisor and insurance broker, helping clients manage their risks, and negotiating and placing insurance risk with insurance carriers through our global distribution network.

•       Consulting provides advice and services to clients for employee benefits, compensation, management consulting, communications, human resource outsourcing and strategic human resource consulting.

•       Insurance Underwriting provides specialty insurance products, including supplemental accident, health and life insurance; credit life, accident and health insurance; extended warranty products, and select property and casualty insurance products and services.

Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

Incorporated in 1979, Aon Corporation is the parent corporation of long-established and more recently formed companies. As of December 31, 2005, we had approximately 46,000 employees doing business in more than 120 countries and sovereignties. The mailing address of our principal executive offices is 200 East Randolph Street, Chicago, Illinois  60601, and the telephone number of our principal executive offices is (312) 381-1000.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, capital contributions to our insurance subsidiaries, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

RATIOS

Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges(1)	7.2	6.9	5.9	4.8	7.1	4.6	2.9
Ratio of earnings to combined fixed charges and preferred stock dividends(1)(2)	7.2	6.8	5.8	4.7	5.2	3.6	2.2

(1)          As a result of the adoption of FIN 46 on December 31, 2003, we were required to deconsolidate our 8.205% mandatorily redeemable preferred capital securities. This decrease was offset by an increase in notes payable. Beginning in 2004, interest expense ($14 million for both the three months ended March 31, 2006 and 2005 and $58 million for both years ended December 31, 2005 and 2004) on these notes payable is reported as part of interest expense on the consolidated statements of income.

(2)          Included in preferred stock dividends are $57 million and $54 million for the years ended December 31, 2003 and 2002,  respectively, and $66 million for the year ended December 31, 2001 of pretax distributions on our 8.205% mandatorily redeemable preferred capital securities which are classified as “minority interest” on the consolidated statements of income.

For these ratios, earnings consist of income from continuing operations before provision for income taxes and minority interests, less the earnings from unconsolidated entities under the equity method of accounting, and fixed charges. Fixed charges include interest expense, interest credited on deposit type insurance contracts (for each of 2001, 2002 and 2004) and that portion of rental expense we deem to represent interest. Combined fixed charges and preferred stock dividends include preferred stock dividend requirements, interest expense, interest credited on deposit type insurance contracts (for each of 2001, 2002 and 2004) and that portion of rental expense we deem to represent interest. Preferred stock dividends consist of the pre-tax earnings required to pay dividends on all preferred stock. Our earnings, fixed charges and preferred stock dividends include the earnings, fixed charges and preferred stock dividends of Aon Corporation and its subsidiaries considered as one enterprise.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement or supplements to this prospectus. We will also indicate in the applicable prospectus supplement or supplements the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities we may offer pursuant to this prospectus will be unsecured obligations of Aon Corporation and will be either senior or subordinated debt. We will issue senior debt under an indenture dated as of September 15, 1992, as may be supplemented, between us and The Bank of New York Trust Company, N.A. (“The Bank of New York”), as the successor senior indenture trustee. We will issue subordinated debt under an indenture to be dated as of a date before the first issuance of subordinated debt, as may be supplemented, between us and The Bank of New York, as the subordinated indenture trustee. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures” and the senior indenture trustee and the subordinated indenture trustee are sometimes referred to in this prospectus individually as a “trustee.” We have summarized selected provisions of the indentures below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the indentures or the debt securities. If you would like more information on the provisions of either of the indentures, you should read the more detailed provisions of the applicable indenture, both of which have been incorporated by reference as exhibits to this registration statement. In the summary, we have included parenthetical references to the section numbers of the applicable indenture so that you can easily locate those provisions.

General

The debt securities will be unsecured obligations of Aon Corporation. The indentures do not limit the amount of debt securities that we may issue under them. The indentures provide that we may issue debt securities from time to time in one or more series. We have previously issued debt securities pursuant to the senior debt indenture.

The debt securities issued under the senior debt indenture will be unsecured obligations and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, as more fully described in the subordinated debt indenture, to all of our senior indebtedness. See “—Subordination under the Subordinated Debt Indenture.”

Because we are a holding company, the holders of the debt securities may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries’ creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of our subsidiaries, including Combined Insurance Company of America (“CICA”), from making payments to us of dividends and on loans and other transfers of funds.

We will include in a supplement to this prospectus and any pricing supplement the specific terms relating to the debt securities being offered. These terms will include some or all of the following:

•       the title of the debt securities and whether the debt securities will be senior or subordinated debt;

•       the total principal amount of the debt securities;

•       the maturity date or dates of the debt securities;

•       the interest rate or rates, if any (which may be fixed or variable) and, if applicable, the method used to calculate the interest rate;

•       the date or dates from which interest will accrue and on which interest will be payable and the dates used to determine the persons to whom interest will be paid;

•       the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•       whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by us at our option or at the option of the holders;

•       whether there will be a sinking fund;

•       if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units and denomination in which the debt securities will be issued;

•       if other than the principal amount, the portion of the principal amount of the debt securities that we will pay upon acceleration of the maturity date;

•       whether we will issue the debt securities in registered or bearer (“unregistered”) form or both;

•       if we issue debt securities in unregistered form, any restrictions on the exchange of one form for another and to the offer, sale and delivery of such unregistered securities;

•       whether and under what circumstances and conditions we will pay additional amounts on the debt securities held by foreign persons in respect of any tax, assessment or governmental charge imposed on such holders with respect to the debt securities (“additional amounts”);

•       whether we will issue the debt securities in certificated or book-entry form;

•       whether they will be convertible into shares of common stock and the terms and conditions governing such conversion; and

•       any other terms of the series being offered, so long as they are not inconsistent with any provision of the applicable indenture. (Section 2.01)

If we denominate the purchase price of a series of debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, any premium and interest on, and any additional amounts with respect to any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will describe any special United States federal income tax considerations in the applicable prospectus supplement.

We will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the indentures, the debt securities and the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05) Unregistered debt securities and any related coupons will be transferable by delivery. (Section 2.05)

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04)

We may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. We will describe any special United States federal income tax considerations applicable to any of those discounted debt securities in the applicable prospectus supplement.

We may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to such debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which such principal or interest is due. We will set forth in the applicable prospectus supplement information about the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to such debt securities.

The senior debt securities will contain limits on our ability to incur certain secured indebtedness. See “—Limitation on Liens under Senior Debt Securities.”  The indentures do not restrict our ability to incur unsecured indebtedness or, subject to the restrictions described in “—Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our indebtedness. Accordingly, unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that afford holders protection against our incurring such indebtedness or engaging in certain reorganizations or transactions. As a result, we could become highly leveraged.

Limitation on Liens under Senior Debt Securities

In the case of debt securities issued under the senior debt indenture, we have agreed, among other things, to not, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of CICA (or any company besides us having direct or indirect control of CICA). This restriction will not apply if we ensure that the debt securities (together with, if we decide, any other indebtedness for money borrowed by us then existing or thereafter created which is not subordinate to the debt securities) will be secured equally and proportionately with (or, at our option, prior to) such other secured indebtedness for as long as such indebtedness is secured.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•       we fail to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

•       we fail to pay the principal or any premium on any debt security of that series when due;

•       we fail to comply with any of our other agreements contained in the applicable indenture and such failure continues for 90 days after written notice is given to us of that failure from the applicable trustee (or to us and such trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•       certain events of bankruptcy, insolvency or reorganization relating to us; and

•       any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.01)

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require us to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after such trustee or the holders, as the case may be, declare such acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) we have cured all events of default (other than the non-payment of accelerated principal) with respect to debt securities of that series or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01) For information as to waiver of defaults, see “—Modification and Waiver”. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities triggered by an event of default.

Each indenture provides that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.04) Subject to such provisions for security or indemnification of each trustee and certain other conditions, the holders of the majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power such trustee holds with respect to the debt securities of that series. (Section 6.06)

No holder of any debt security of any series will have any right to institute any proceeding with respect to either indenture or for any remedy under the applicable indenture unless:

•       the applicable trustee has failed to institute such proceeding for 60 days after the holder has previously given to such trustee written notice of a continuing event of default with respect to debt securities of that series;

•       the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute such proceeding as trustee; and

•       the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request. (Section 6.04)

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, and any additional amounts with respect to, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment. (Section 6.04)

Each indenture provides that the trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to debt securities of that series known to the trustee, except that the trustee need not provide holders of debt securities of any series notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if it considers it in the interest of the holders of debt securities of that series not to provide such notice. (Section 6.07)

Consolidation and Merger

Each indenture provides that we may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, another entity or person without the consent of any debt security holders if, along with certain other conditions in the indentures:

•       the person (if other than us) formed by such consolidation or into which we merge or which acquires or leases our assets is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the applicable indenture; and

•       after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default. (Section 11.01)

Defeasance

Defeasance and Discharge.   Unless the debt securities of any series provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to compensate and indemnify the applicable trustee or to furnish such trustee (if the trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•       we irrevocably deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•       we deliver to the applicable trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that we have received from the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04)

In addition, we may also obtain a discharge of either indenture with respect to all debt securities issued under such indenture by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date such payments are due or upon redemption of all of such debt securities, so long as such debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01)

Defeasance of Certain Covenants and Certain Events of Default.   Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•       we may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to compensate and indemnify the applicable trustee or to furnish such trustee (if the trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenants described under “—Limitation on Liens under Senior Debt Securities” (with respect to senior debt securities) and “—Consolidation and Merger”; and

•       any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”). (Sections 13.03 and 13.04)

The conditions include:

•       irrevocably depositing with the applicable trustee money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for those payments in accordance with the terms of those debt securities; and

•       delivering to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 13.04)

Covenant Defeasance and Certain Other Events of Default.   If we exercise our option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from such event of default. However, we would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that we may enter into supplemental indentures with the trustee without the consent of the holders of debt securities to:

•       document the fact that a successor corporation has assumed our obligations;

•       add covenants or events of default for the protection of the holders of debt securities;

•       add or change provisions as are necessary to permit issuance of global debt securities or unregistered securities and to facilitate the exchangeability of such debt securities with registered securities and the issuance of uncertificated debt securities of any series;

•       cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities;

•       document the fact that a successor trustee has been appointed; or

•       establish the forms and terms of debt securities of any series. (Section 10.01)

In addition, the subordinated debt indenture provides that we may enter into a supplemental indenture with the trustee without the consent of the holders of subordinated debt securities to provide for the terms and conditions of conversion into common stock if such terms and conditions are different than those provided in the subordinated debt indenture. (Section 10.01 of the subordinated debt indenture)

We may enter into a supplemental indenture to modify either indenture with the consent of the trustee and holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, we may not modify either indenture without the consent of the holders of all then outstanding debt securities of the affected series to:

•       extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•       reduce the principal amount of, or any premium or interest rate on, or any additional amounts with respect to, the debt securities of that series;

•       reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in such debt security;

•       impair the right to institute suit for the enforcement of any such payment on or after it is due; or

•       reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02)

In the case of the subordinated debt indenture, no modification may adversely affect the rights of any holder of senior indebtedness under the subordination provisions of the subordinated debt indenture without the consent of such holder. (Section 10.02 of the subordinated debt indenture)

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under the senior debt indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by us with the restrictive covenant of the senior debt securities described above under “—Limitation on Liens under Senior Debt Securities”. The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under either indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09)

Global Securities

The registered debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with The Depository Trust Company, New York, New York (“DTC”) or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

DTC has provided us the following information:  DTC will act as securities depository for the debt securities represented by one or more global securities. The debt securities will be issued as fully-registered debt securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the debt securities, in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one global certificate will be issued with respect to each $500 million of principal amount and additional global certificates will be issued with respect to any remaining principal amount of that issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry transfers and pledges between in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly(“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities represented by one or more global securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the paying agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its debt securities purchased or tendered, through its participant, to the paying agent, and will effect delivery of the debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to the paying agent. The requirement for physical delivery of the debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the paying agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the paying agent. Under such circumstances, in the event that a successor securities depository is not obtained, debt security certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we takes no responsibility for its accuracy.

The debt securities of a series may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./ N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme, or with a nominee for such depositary identified in the applicable prospectus supplement relating to such series. The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a bearer global security.

Neither we nor any underwriter or agent, applicable trustee, paying agent or registrar of any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Subordination under the Subordinated Debt Indenture

The subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated debt indenture. (Sections 14.01 and 14.03 of the subordinated debt indenture) We may not make any payments on account of principal or any premium, redemption, interest or other amount on the subordinated debt securities at any time when we have defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on the senior indebtedness. (Section 14.02 of the subordinated debt indenture). If we make any payment described in the foregoing sentence under the subordinated debt indenture before all senior indebtedness is paid in full, such payment or distribution will be applied to pay off the senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness is paid in full, if any such payments are made on the senior indebtedness as described above, the subordinated debt security holders will be subrogated to the rights of the senior debt security holders. (Section 14.03 of the subordinated debt indenture)

The subordinated debt indenture defines the term “senior indebtedness” to mean:

•       all indebtedness of Aon Corporation, whether outstanding on the date of the subordinated debt indenture or created later, for money borrowed (other than subordinated debt securities) or otherwise evidenced by a note, debenture or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the subordinated debt indenture);

•       any indebtedness of others described in the preceding bullet point which we have guaranteed or which is otherwise our legal obligation;

•       any of our indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

•       renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the subordinated debt indenture)

“Senior indebtedness” does not include:

•       any of our indebtedness to any of our subsidiaries; or

•       any of our indebtedness which by its terms is equal or subordinated to the subordinated debt securities in rights of payment or upon liquidation. (Section 1.01 of the subordinated debt indenture)

Because of the subordination provisions described above, some of our general creditors may recover proportionately more than holders of the subordinated debt securities if our assets are distributed as a result of insolvency or bankruptcy. The subordinated debt indenture provides that the subordination provisions will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the subordinated debt indenture. (Section 14.03 of the subordinated debt indenture.)  See “—Defeasance” for additional information regarding the legal defeasance provisions affecting the subordinated debt.

We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding as of a recent date in any prospectus supplement under which we offer to sell subordinated debt securities.

Conversion Rights

We will include in a supplement to this prospectus the terms and conditions, if any, on which debt securities being offered are convertible into common stock. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

We have commercial deposits and custodial arrangements with the trustee for the indentures and have borrowed money from the trustee in the normal course of business. We may enter into similar or other banking relationships with the trustee in the future in the normal course of business. In addition, we have provided brokerage and other insurance services in the ordinary course of their respective businesses for the trustee. The trustee is also trustee with respect to other debt securities we have issued.

The Bank of New York will be serving as the trustee under the senior debt indenture and the subordinated debt indenture. Consequently, if an actual or potential event of default occurs with respect to either the senior debt or the subordinated debt, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The indentures will be governed by and construed in accordance with the laws of the State of Illinois.

DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

Our second restated certificate of incorporation, as amended, authorizes us to issue 750,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of serial preferred stock, par value $1.00 per share. In general, any series of preferred stock is afforded preferences regarding dividends and liquidation rights over the common stock. The second restated certificate of incorporation, as amended, empowers the board of directors of Aon Corporation, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The description set forth below is only a summary and is not complete. For more information regarding the preferred stock and common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement and our second restated certificate of incorporation, as amended, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. In addition, a more detailed description of the common stock may be found in the documents referred to in the fourth bullet point in the second paragraph of “Where You Find More Information”.

Because we are a holding company, the holders of the preferred and common stock may not receive assets of our subsidiaries in a liquidation or recapitalization of Aon Corporation and its subsidiaries until the claims of the subsidiaries’ creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of our subsidiaries from making payments to us of dividends and on loans and other transfers of funds.

Preferred Stock

We will include in a supplement to this prospectus the terms relating to any preferred stock being offered. These terms will include some or all of the following:

•       the number of shares;

•       the designation of the series;

•       the initial offering price;

•       any liquidation preference per share;

•       any dividend rights and the specific terms relating thereto;

•       whether and upon what terms the shares will be redeemable;

•       whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

•       whether and upon what terms the shares will be convertible or exchangeable into another security;

•       the relative priority of such shares to other classes or series of preferred stock with respect to rights and preferences;

•       any provisions for the auction or remarketing of the preferred stock;

•       the restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series;

•       any voting rights;

•       whether or not the shares are or will be listed on any securities exchange;

•       any additional terms, preferences, rights, limitations or restrictions applicable to the shares; and

•       a discussion of Federal income tax considerations applicable to the shares.

Common Stock

We will include in a supplement to this prospectus the terms of any offering of our common stock, including the number of shares offered, the initial offering price, market price and dividend information.

Common stockholders will receive dividends as may be declared at various times by the board of directors out of funds legally available for that purpose. Common stockholders are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Common stockholders will receive, upon any liquidation of Aon Corporation, all remaining assets available for distribution to stockholders after we satisfy our liabilities relating to, and make payments in respect of preferential obligations of, any preferred stock that may then be issued and outstanding. Common stockholders have no preemptive rights. The common stock is listed on the New York Stock Exchange. Computershare Trust Company, N.A. is the registrar and transfer agent for the common stock.

Certain Anti-Takeover Provisions

Our second restated certificate of incorporation, as amended, contains provisions, summarized below, that could have the effect of delaying, deferring or preventing a change of control of Aon Corporation. Because this is a summary, it does not contain all of the information that may be important to you. You should read carefully the provisions of our second restated certificate of incorporation, as amended, as well as the provisions of any applicable laws.

Our second restated certificate of incorporation, as amended, provides that the approval of a voluntary liquidation or dissolution of Aon Corporation and certain business combinations (including mergers, consolidations, sales, leases and exchanges), requires the affirmative vote of at least two-thirds of all of the securities of Aon Corporation then entitled to vote at a meeting of stockholders, considered as one class. Our second restated certificate of incorporation, as amended, also permits our board of directors, in response to certain acquisition proposals (including tender or exchange offers, mergers, consolidations and sales), to consider not only the best interests of the stockholders, but also such other factors as the board of directors deems relevant, including social, legal and economic effects upon employees, field sales agents, suppliers, customers, policyholders and business. In addition, unless the board of directors decides otherwise with respect to any series of preferred stock, stockholders may not take any action by written consent if such action is the type that must or may be taken at any annual or special meeting of stockholders.

Under Section 203 of the Delaware General Corporation Law, we may not engage in certain business combinations (as defined in such section) with any interested stockholders (as defined in such section) for a period of three years following the date that such stockholder became an interested stockholder, unless:

•       prior to such date our board of directors approved the business combination with the interested stockholder or the transaction which resulted in such stockholder becoming an interested stockholder;

•       the interested stockholder owned at least 85% of our voting stock upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•       the business combination is approved by the affirmative vote of at least two-thirds of the outstanding voting stock.

Our board of directors has adopted a resolution making the provisions of Section 203 inapplicable to transactions involving Mr. Patrick G. Ryan, our Executive Chairman. In addition, the insurance laws and regulations of the jurisdictions in which our subsidiaries do business may impede or delay a business combination involving Aon Corporation.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS
AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share and the number of shares of our common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

•       senior debt securities or subordinated debt securities;

•       shares of preferred stock; or

•       debt obligations of third parties, including U.S. Treasury securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

description of guarantees

We may issue from time to time guarantees for the benefit of holders of specified underlying securities of our subsidiaries or affiliates. Any such guarantees will, unless otherwise specified in the applicable prospectus supplement, include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Aon, the issuer of the applicable underlying security or otherwise.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•       through underwriters, dealers or remarketing firms;

•       directly to one or more purchasers, including to a limited number of institutional purchasers; or

•       through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•       the type of and terms of the securities offered;

•       the price of the securities;

•       the proceeds to us from the sale of the securities;

•       the names of the securities exchanges, if any, on which the securities are listed;

•       the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•       any over-allotment options under which underwriters may purchase additional securities from us;

•       any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•       any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Richard E. Barry, our Deputy General Counsel and Vice President. As of June 5, 2006, Mr. Barry owned 10,339 shares of Aon Corporation common stock, held restricted stock awards of 15,485 shares and 32,700 vested and 26,338 unvested stock options. In addition, approximately 4,832 shares of Aon Corporation common stock held by Aon’s employee stock ownership plan,  savings plan and supplemental savings plan were attributable to Mr. Barry.

EXPERTS

Ernst & Young, LLP, independent registered accounting firm, has audited our consolidated financial statements and financial statement schedules included in our Annual Report on Form 10-K at December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated in this prospectus by reference to Aon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. Our financial statements and schedules management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Aon Corporation for the three-month periods ended March 31, 2006 and March 31, 2005, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 9, 2006, included in Aon Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and incorporated by reference herein, states they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of  the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.                 Indemnification of Directors and Officers.

The Registrant was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

Article Seventh of the Registrant’s second restated certificate of incorporation, as amended, provides that it will indemnify its officers and directors (including such persons serving as officers and directors of certain subsidiaries) to the full extent permitted by Delaware law.

Furthermore, the Registrant is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the second restated certificate of incorporation, as amended.

The Registrant expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the Registrant by the underwriters or agents, as the case may be, against certain liabilities.

Item 16.                 Exhibits.

Number	Description
1*	Form of Underwriting Agreement.
3(a)	Second Restated Certificate of Incorporation of the Registrant—incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1991.
3(b)

Certificate of Amendment of the Registrant’s Second Restated Certificate of Incorporation—incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

3(c)	Certificate of Amendment of the Registrant’s Second Restated Certificate of Incorporation—incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on May 9, 2000.
3(d)	Amended by-laws of the Registrant—incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 18, 2005.
4(a)*	Form of Preferred Stock Certificate of Designation.

4(b)

Indenture dated as of September 15, 1992 between the Registrant and Continental Bank Corporation (now known as The Bank of New York Trust Company, N.A.), as Trustee—incorporated by reference to Exhibit 4(a) to the Registrant’s Current Report on Form 8-K dated September 23, 1992.

4(c)	Form of Indenture relating to the Registrant’s subordinated debt securities (the “Subordinated Indenture”)
4(d)*	Form of Senior Note.
4(e)*	Form of Subordinated Note.
4(f)*	Form of Guarantee.
4(g)*	Form of Share Purchase Contract.
4(h)*	Form of Share Purchase Unit.
5	Opinion of Richard E. Barry, Deputy General Counsel and Vice President of the Registrant.
12(a)

Statements of computation of ratio of earnings to fixed charges (previously filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

12(b)

Statements of computation of ratio of earnings to combined fixed charges and preferred stock dividends (previously filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

15	Letter of Awareness of Ernst & Young LLP.
23(a)	Consent of Ernst & Young LLP.
23(b)	Consent of Richard E. Barry (included in Exhibit 5).
24	Powers of Attorney.
25(a)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. under the Indenture dated as of September 15, 1992.
25(b)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. under the Subordinated Indenture.

*                    To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of June 9, 2006.

Aon CORPORATION
By:	/s/ GREGORY C. CASE
Gregory C. Case
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of  June 9, 2006.

Signature	Title
*
Patrick G. Ryan	Executive Chairman and Director
/s/ GREGORY C. CASE	President, Chief Executive Officer
Gregory C. Case	and Director (Principal Executive Officer)
/s/ DAVID P. BOLGER	Executive Vice President,
David P. Bolger	Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)
*
Edgar D. Jannotta	Director
*
Jan Kalff	Director
*
Lester B. Knight	Director
*
J. Michael Losh	Director
*
R. Eden Martin	Director
*
Andrew J. McKenna	Director

*
Robert S. Morrison	Director
*
Richard B. Myers	Director
*
Richard C. Notebaert	Director
*
John W. Rogers, Jr.	Director
*
Gloria Santona	Director
*
Carolyn Y. Woo	Director

*By:	/s/ GREGORY C. CASE
Gregory C. Case
Attorney-in-Fact

EXHIBIT INDEX

TO REGISTRATION STATEMENT ON FORM S-3

Aon Corporation

Number	Description
1*	Form of Underwriting Agreement.
3(a)	Second Restated Certificate of Incorporation of the Registrant—incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1991.
3(b)

Certificate of Amendment of the Registrant’s Second Restated Certificate of Incorporation—incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

3(c)	Certificate of Amendment of the Registrant’s Second Restated Certificate of Incorporation—incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on May 9, 2000.
3(d)	Amended by-laws of the Registrant—incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 18, 2005.
4(a)*	Form of Preferred Stock Certificate of Designation.
4(b)

Indenture dated as of September 15, 1992 between the Registrant and Continental Bank Corporation (now known as The Bank of New York Trust Company, N.A.), as Trustee—incorporated by reference to Exhibit 4(a) to the Registrant’s Current Report on Form 8-K dated September 23, 1992.

4(c)	Form of Subordinated Indenture.
4(d)*	Form of Senior Note.
4(e)*	From of Subordinated Note.
4(f)*	Form of Guarantee.
4(g)*	Form of Share Purchase Contract.
4(h)*	Form of Share Purchase Unit.
5	Opinion of Richard E. Barry, Deputy General Counsel and Vice President of the Registrant.
12(a)

Statements of computation of ratio of earnings to fixed charges (previously filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

12(b)

Statements of computation of ratio of earnings to combined fixed charges and preferred stock dividends (previously filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

15	Letter of Awareness of Ernst & Young LLP.
23(a)	Consent of Ernst & Young LLP.
23(b)	Consent of Richard E. Barry (included in Exhibit 5).
24	Powers of Attorney.

25(a)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. under the Indenture dated as of September 15, 1992.
25(b)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. under the Subordinated Indenture.

*                    To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.